UnitedHealth Group Reports Second Quarter 2024 Results
•Revenues of $98.9 Billion Grew Nearly $6 Billion Year Over Year, Led by Optum
•Consumers Served by UnitedHealthcare’s Commercial Domestic Offerings Grew 2.3 Million Year to Date
•Cash Flows from Operations were $6.7 Billion or 1.5x Net Income
•Second Quarter Earnings of $4.54 Per Share Reflect Classification of Remaining South American Operations as Held for Sale and Cyberattack Impacts
•Adjusted Earnings of $6.80 Per Share Include $0.28 in Business Disruption Impacts; Exclude South American and Direct Response Costs
(July 16, 2024) UnitedHealth Group (NYSE: UNH) reported second quarter 2024 results reflecting broad-based growth at Optum and UnitedHealthcare.
“The diversified, durable growth across UnitedHealth Group stems from our colleagues’ commitment to ensuring high-quality, affordable care is available to the people we serve, and positions us well for the near and long-term,” said Andrew Witty, chief executive officer of UnitedHealth Group.
The company updated its full year 2024 net earnings outlook to $15.95 to $16.40 per share to reflect the classification to held for sale of its remaining South America operations and the estimated Change Healthcare cyberattack impacts. The company completed the sale of its larger Brazilian operations in the first quarter of 2024.
The company affirmed the adjusted net earnings outlook of $27.50 to $28.00 per share established at its November 2023 Investor Conference. The consistent outlook absorbs an estimated $0.60 to $0.70 per share of business disruption impacts for the affected Change Healthcare services, which has increased $0.30 per share since the initial estimate was provided last quarter.

Cyberattack Update
The company has restored the majority of the affected Change Healthcare services while continuing to provide financial support to the remaining health care providers in need. To date, the company has provided over $9 billion in advance funding and interest-free loans to support care providers.
Total cyberattack impacts in the second quarter were $0.92 per share. This included $0.64 per share to support direct response efforts such as the Change Healthcare clearinghouse platform restoration and increased medical care expenditures. Additionally, Change Healthcare business disruption impacts, reflecting lost revenue and the costs of maintaining full readiness of the affected Change Healthcare services, were $0.28 per share in the second quarter.
The company currently estimates the total full year 2024 impact at $1.90 to $2.05 per share. Within this, direct response costs are estimated at $1.30 to $1.35, an increase of $0.40 to $0.45 from the initial estimate. The change is due to the company’s care provider financial support initiatives and consumer notification costs. Business disruption impacts are estimated at $0.60 to $0.70 per share.
South America Update
Having completed the sale of its Brazilian business, the company intends to sell its remaining South American operations. Total South American impacts in the quarter were $1.28 per share, the majority of which is non-cash and is due to the cumulative impact of foreign currency losses.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	June 30,	December 31,
	2024	2024 (Adj)	2023	2023

Revenues	$98.9 billion	$99.1 billion	$92.9 billion	$94.4 billion
Earnings from Operations	$7.9 billion	$8.7 billion	$8.1 billion	$7.7 billion
Net Margin	4.3%	6.0%	5.9%	5.8%

•Second quarter 2024 revenues grew nearly $6 billion to $98.9 billion, led by strong expansion in people served domestically at Optum and UnitedHealthcare. Second quarter earnings from operations were $7.9 billion, including $1.1 billion in unfavorable cyberattack effects. Adjusted earnings from operations of $8.7 billion include the Change Healthcare business disruption impacts and exclude the cyberattack direct response and South American impacts.
•The second quarter 2024 reported medical care ratio of 85.1% included 65 basis points of impacts due to accommodations to support care providers (40 basis points) and South American actions (25 basis points). The increase from the prior year’s 83.2% was also due to the previously noted revenue effects of CMS’s Medicare funding reductions, medical reserve development effects, and business and member mix. The company did not reflect any favorable earnings impacting medical reserve development in the quarter.
•Days claims payable of 45.2 compared to 47.1 in the first quarter of 2024 and 48.2 in the second quarter of 2023. Within this, the return to more normal claims submission patterns from care providers and, to a lesser extent, the impact of the South American actions, decreased days claims payable from the first quarter. The acceleration of claims payments to care providers and South American actions decreased days claims payable from the prior year.
•The second quarter of 2024 operating cost ratio of 13.3% compared to 14.9% in 2023, reflecting continued strong operating cost efficiency.
•Cash flows from operations from the second quarter of 2024 were $6.7 billion, or 1.5 times net income. In June the company increased its annual dividend rate by 12%, the 15th consecutive year of double-digit increases. During the quarter, the company prioritized financial resources to support care providers disrupted by the cyberattack.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by improving health and wellness, enhancing the quality of care received, simplifying the health care experience, and reducing the total cost of care.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	June 30,	December 31,
	2024	2024 (Adj)	2023	2023

Revenues	$73.9 billion	$74.1 billion	$70.2 billion	$70.8 billion
Earnings from Operations	$4.0 billion	$4.4 billion	$4.4 billion	$3.1 billion
Operating Margin	5.4%	5.9%	6.2%	4.4%

•UnitedHealthcare second quarter revenues of $73.9 billion increased nearly $4 billion over the prior year, reflecting growth in the number of people served domestically. Operating earnings were $4.0 billion and adjusted operating earnings were $4.4 billion.
•Year to date, the number of consumers served domestically with the company’s commercial offerings grew by 2.3 million to 29.6 million as UnitedHealthcare’s innovative and consumer focused product portfolio continues to resonate with customers.
•The total number of people served by the company’s offerings for seniors and people with complex needs grew to 9.4 million. UnitedHealthcare offerings feature product designs tailored to meet the specific needs of people who have limited economic resources and who are often underserved.
•Total people served by the company’s state-based community offerings moderated to 7.4 million, with the year-over-year change due to the state-driven Medicaid eligibility redetermination process. The UnitedHealthcare team is continuing its comprehensive outreach to help families maintain, reinstate or find other affordable coverage.

The Optum health services businesses serve the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, analytics and technology to yield clinical insights, Optum helps improve overall health system performance by optimizing care quality, reducing care costs and improving the consumer experience.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	June 30,	December 31,
	2024	2024 (Adj)	2023	2023

Revenues	$62.9 billion	$62.9 billion	$56.3 billion	$59.5 billion
Earnings from Operations	$3.9 billion	$4.3 billion	$3.7 billion	$4.6 billion
Operating Margin	6.2%	6.8%	6.6%	7.7%

•Optum second quarter revenues of $62.9 billion grew over $6 billion over the prior year, with growth led by Optum Rx and Optum Health. Operating earnings were $3.9 billion and adjusted operating earnings were $4.3 billion. Adjusted operating earnings exclude costs to support the direct Change Healthcare response efforts. Operating earnings and adjusted operating earnings include $335 million in business disruption impacts at Change Healthcare.
•Optum Health revenue increased 13% over last year, driven by growth in the number of patients served under value-based care offerings and expansion of the types and level of care provided. Optum Health continued to advance and deepen its clinical support for patients, including those with complex medical needs.
•Optum Insight operating earnings were $550 million and adjusted operating earnings, which exclude direct response costs, were $940 million. Operating earnings and adjusted operating earnings include the $335 million of business disruption impacts. The revenue backlog grew by over $1 billion over last year, reflecting new health system partnerships.
•Optum Rx revenue increased 13% in the second quarter due to growth in serving new customers, expanded relationships with existing clients and continued advancement in the comprehensive scope of pharmacy services offered, including specialty and community-based pharmacies. Adjusted scripts grew to nearly 400 million, compared to 380 million last year.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow UnitedHealth Group on LinkedIn.
Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be on the Investor Relations page and at https://uhg.com/Replay through July 30, 2024. This earnings release and the Form 8-K dated July 16, 2024, can also be accessed from the Investor Relations page of the company’s website.
Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.
Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities laws. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; failure to achieve targeted operating cost productivity improvements; failure to develop and maintain satisfactory relationships with health care payers, physicians, hospitals and other service providers; the impact of potential changes in tax laws and regulations; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to complete, manage or integrate strategic transactions; risk and uncertainties associated with the pending sale of operations in South America; risks associated with public health crises arising from large-scale medical emergencies, pandemics, natural disasters and other extreme events; failure to attract, develop, retain and manage the succession of key employees and executives; our investment portfolio performance; impairment of our goodwill and intangible assets; failure to protect proprietary rights to our databases, software and related products; downgrades in our credit ratings; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, reinvest in our business, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle or continue repurchasing shares of our common stock.
This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations, more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.
# # #

Investor Contact:	Media Contact:
Zack Sopcak	Eric Hausman
952-936-7215	952-936-3963
zack.sopcak@uhg.com	eric.hausman@uhg.com

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended June 30, 2024

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Revenues by Business - Supplemental Financial Information
•Earnings by Business - Supplemental Financial Information
•People Served and Performance Metrics - Supplemental Financial Information
•Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Premiums	$76,897	$72,474	$154,885	$145,260
Products	12,211	10,651	24,120	20,918
Services	8,750	8,663	17,638	16,743
Investment and other income	997	1,115	2,008	1,913
Total revenues	98,855	92,903	198,651	184,834
Operating costs
Medical costs	65,458	60,268	131,193	120,113
Operating costs	13,162	13,809	27,239	27,434
Cost of products sold	11,340	9,748	22,396	19,153
Depreciation and amortization	1,020	1,021	2,017	1,991
Total operating costs	90,980	84,846	182,845	168,691
Earnings from operations	7,875	8,057	15,806	16,143
Interest expense	(985)	(828)	(1,829)	(1,582)
Loss on sale of subsidiary and subsidiaries held for sale	(1,225)	—	(8,311)	—
Earnings before income taxes	5,665	7,229	5,666	14,561
Provision for income taxes	(1,244)	(1,572)	(2,466)	(3,130)
Net earnings	4,421	5,657	3,200	11,431
Earnings attributable to noncontrolling interests	(205)	(183)	(393)	(346)
Net earnings attributable to UnitedHealth Group common shareholders	$4,216	$5,474	$2,807	$11,085
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$4.54	$5.82	$3.02	$11.77
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$6.80	$6.14	$13.71	$12.39
Diluted weighted-average common shares outstanding	928	940	929	942
(a)See page 7 for a reconciliation of non-GAAP measures.

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	June 30, 2024	December 31, 2023
Assets
Cash and short-term investments	$31,323	$29,628
Accounts receivable, net	23,115	21,276
Other current assets	37,600	27,533
Total current assets	92,038	78,437
Long-term investments	46,113	47,609
Other long-term assets	147,905	147,674
Total assets	$286,056	$273,720
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$32,547	$32,395
Short-term borrowings and current maturities of long-term debt	11,371	4,274
Other current liabilities	60,752	62,385
Total current liabilities	104,670	99,054
Long-term debt, less current maturities	63,727	58,263
Other long-term liabilities	18,425	17,484
Redeemable noncontrolling interests	4,558	4,498
Equity	94,676	94,421
Total liabilities, redeemable noncontrolling interests and equity	$286,056	$273,720

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Six Months Ended June 30,
	2024	2023
Operating Activities
Net earnings	$3,200	$11,431
Noncash items:
Depreciation and amortization	2,017	1,991
Deferred income taxes and other	101	(573)
Share-based compensation	594	604
Loss on sale of subsidiary and subsidiaries held for sale	8,311	—
Net changes in operating assets and liabilities	(6,333)	13,906
Cash flows from operating activities	7,890	27,359
Investing Activities
Purchases of investments, net of sales and maturities	(221)	(1,574)
Purchases of property, equipment and capitalized software	(1,596)	(1,589)
Cash paid for acquisitions, net	(3,031)	(8,161)
Loans to providers - cyberattack	(8,100)	—
Other, net	(809)	(424)
Cash flows used for investing activities	(13,757)	(11,748)
Financing Activities
Common share repurchases	(3,072)	(5,000)
Dividends paid	(3,664)	(3,284)
Net change in short-term borrowings and long-term debt	12,790	7,695
Other, net	981	3,320
Cash flows from financing activities	7,035	2,731
Effect of exchange rate changes on cash and cash equivalents	(44)	106
Increase in cash and cash equivalents, including cash within businesses held for sale	1,124	18,448
Less: cash within businesses held for sale	(265)	—
Net increase in cash and cash equivalents	859	18,448
Cash and cash equivalents, beginning of period	25,427	23,365
Cash and cash equivalents, end of period	$26,286	$41,813

UNITEDHEALTH GROUP
REVENUES BY BUSINESS - SUPPLEMENTAL FINANCIAL INFORMATION
(in millions; unaudited)

		Optum				UnitedHealth Group Consolidated (a)
	UnitedHealthcare	Optum Health	Optum Insight	Optum Rx	Total Optum (a)
Three Months Ended June 30, 2024
Total revenues	$73,866	$27,050	$4,543	$32,415	$62,879	$98,855
South American impacts	220	—	—	—	—	220
Adjusted revenues (b)	$74,086	$27,050	$4,543	$32,415	$62,879	$99,075
Business disruption impacts - cyberattack (c)	$—	$—	$334	$—	$334	$334
Three Months Ended June 30, 2023
Total revenues	$70,231	$23,917	$4,674	$28,646	$56,344	$92,903

Six Months Ended June 30, 2024
Total revenues	$149,223	$53,781	$9,045	$63,250	$123,931	$198,651
South American impacts	220	—	—	—	—	220
Adjusted revenues (b)	$149,443	$53,781	$9,045	$63,250	$123,931	$198,871
Business disruption impacts - cyberattack (c)	$—	$—	$613	$—	$613	$613
Six Months Ended June 30, 2023
Total revenues	$140,699	$46,921	$9,170	$56,064	$110,403	$184,834
UnitedHealthcare Revenues
(in millions; unaudited)

	Employer & Individual (E&I)			Medicare & Retirement	Community & State	Total UnitedHealthcare
	Domestic	Global	Total E&I
Three Months Ended June 30, 2024
Total revenues	$18,646	$591	$19,237	$34,904	$19,725	$73,866
Three Months Ended June 30, 2023
Total revenues	$16,759	$2,325	$19,084	$32,440	$18,707	$70,231

Six Months Ended June 30, 2024
Total revenues	$36,485	$2,123	$38,608	$70,390	$40,225	$149,223
Six Months Ended June 30, 2023
Total revenues	$33,303	$4,488	$37,791	$65,446	$37,462	$140,699
(a)Optum and consolidated revenues for the three months ended June 30, 2024 and 2023 include Optum eliminations of $1,129 and $893; and corporate eliminations of $37,890 and $33,672, respectively. Optum and consolidated revenues for the six months ended June 30, 2024 and 2023 include Optum eliminations of $2,145 and $1,752; and corporate eliminations of $74,503 and $66,268, respectively.
(b)See page 7 for description of non-GAAP measures.
(c)Amounts represent reduced revenues during the business disruption period.

UNITEDHEALTH GROUP
EARNINGS BY BUSINESS - SUPPLEMENTAL FINANCIAL INFORMATION
(in millions, except percentages; unaudited)

			Optum					UnitedHealth Group Consolidated
	UnitedHealthcare		Optum Health		Optum Insight	Optum Rx	Total Optum
Three Months Ended June 30, 2024
Earnings from operations	$4,004		$1,919		$546	$1,406	$3,871	$7,875
Direct response costs - cyberattack	255	(a)	22	(a)	394	—	416	671
South American impacts	115		—		—	—	—	115
Adjusted earnings from operations (b)	$4,374		$1,941		$940	$1,406	$4,287	$8,661
Total direct response costs - cyberattack (c)	$255		$22		$394	$—	$416	$776

Operating margin	5.4%		7.1%		12.0%	4.3%	6.2%	8.0%
Adjusted operating margin (b)	5.9%		7.2%		20.7%	4.3%	6.8%	8.7%
Business disruption impacts - cyberattack (d)	$—		$—		$334	$—	$334	$334
Total cyberattack impacts	$255		$22		$728	$—	$750	$1,110

Three Months Ended June 30, 2023
Earnings from operations	$4,358		$1,525		$968	$1,206	$3,699	$8,057
Operating margin	6.2%		6.4%		20.7%	4.2%	6.6%	8.7%

Six Months Ended June 30, 2024
Earnings from operations	$8,399		$3,818		$1,036	$2,553	$7,407	$15,806
Direct response costs - cyberattack	485	(a)	160	(a)	619	—	779	1,264
South American impacts	115		—		—	—	—	115
Adjusted earnings from operations (b)	$8,999		$3,978		$1,655	$2,553	$8,186	$17,185
Total direct response costs - cyberattack (c)	$485		$160		$619	$—	$779	$1,369

Operating margin	5.6%		7.1%		11.5%	4.0%	6.0%	8.0%
Adjusted operating margin (b)	6.0%		7.4%		18.3%	4.0%	6.6%	8.6%
Business disruption impacts - cyberattack (d)	$—		$—		$613	$—	$613	$613
Total cyberattack impacts	$485		$160		$1,232	$—	$1,392	$1,982

Six Months Ended June 30, 2023
Earnings from operations	$8,701		$3,301		$1,875	$2,266	$7,442	$16,143
Operating margin	6.2%		7.0%		20.4%	4.0%	6.7%	8.7%
(a)Amounts primarily represent incremental medical costs for accommodations to support care providers.
(b)See page 7 for description of non-GAAP measures.
(c)Amounts represent direct response costs incurred within the operating segments and at the parent (e.g., interest expense).
(d)Amounts represent reduced revenues during the business disruption period. These amounts are not included within the adjustment to earnings from operations.

UNITEDHEALTH GROUP
PEOPLE SERVED AND PERFORMANCE METRICS - SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
UnitedHealthcare Customer Profile
(in thousands)

People Served	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
Commercial - Domestic:
Risk-based	8,735	8,545	8,115	8,035
Fee-based	20,835	20,870	19,200	19,140
Total Commercial - Domestic	29,570	29,415	27,315	27,175
Medicare Advantage	7,770	7,760	7,695	7,590
Medicaid	7,410	7,680	7,845	8,355
Medicare Supplement (Standardized)	4,335	4,325	4,355	4,330
Total Community and Senior	19,515	19,765	19,895	20,275
Total UnitedHealthcare - Domestic Medical	49,085	49,180	47,210	47,450
Commercial - Global	1,330	2,295	5,540	5,385
Total UnitedHealthcare - Medical	50,415	51,475	52,750	52,835

Supplemental Data
Medicare Part D stand-alone	3,065	3,085	3,315	3,355
Optum Performance Metrics

	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
Optum Health Consumers Served (in millions)	104	104	103	103
Optum Insight Contract Backlog (in billions)	$32.6	$32.8	$32.1	$31.4
Optum Rx Quarterly Adjusted Scripts (in millions)	399	395	400	381

Note: UnitedHealth Group served 149 million unique individuals across all businesses at June 30, 2024.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures
Adjusted net earnings per share, adjusted earnings from operations, adjusted operating margin, adjusted net margin, adjusted revenues and adjusted medical care ratio are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. Adjustments made to these measures are as follows:
Intangible Amortization: Adjusted net earnings per share excludes intangible amortization from the relevant GAAP measure. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion presents a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.
South American Impacts: Adjusted net earnings per share and adjusted net margin excludes the effects of various international transactions, including the loss on sale of our Brazilian operations that was completed on February 6, 2024, the loss on our remaining South American operations being classified as held for sale and certain other non-recurring matters impacting our South American operations. Adjusted earnings from operations, adjusted operating margin, adjusted medical care ratio and adjusted revenues excludes the effects of certain non-recurring matters impacting our South American operations. As these matters are related to the Company's strategy to exit South America, the impact is not representative of the Company's underlying business performance and therefore management believes the exclusion presents a more useful comparison of the Company's underlying business performance and trends from period to period.
Direct Response Costs - Cyberattack: Adjusted net earnings per share, adjusted earnings from operations, adjusted medical care ratio, adjusted operating margin and adjusted net margin excludes cyberattack direct response costs. Management believes the exclusion of costs incurred to investigate and remediate the attack, other direct and incremental costs incurred as a result of the cyberattack and incremental costs for accommodations to support care providers presents a more useful comparison of the Company's and its reportable segments' underlying business performance and trends from period to period.
Note: See pages 4 and 5 for reconciliation of GAAP amounts to adjusted revenues, adjusted earnings from operations and adjusted operating margin.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data; unaudited)
Adjusted Net Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,		Projected Year Ended December 31,
	2024	2023	2024	2023	2024
Net earnings attributable to UnitedHealth Group common shareholders	$4,216	$5,474	$2,807	$11,085	$14,750 - $15,300
Intangible amortization	417	398	816	786	~1,600
Tax effect of intangible amortization	(103)	(100)	(201)	(196)	~(400)
South American impacts	1,340	—	8,426	—	~8,450
Tax effect of South American impacts	(157)	—	(157)	—	~(160)
Direct response costs - cyberattack	776	—	1,369	—	1,600 -1,650
Tax effect of direct response costs - cyberattack	(182)	—	(323)	—	(375) - (400)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$6,307	$5,772	$12,737	$11,675	$25,400 - $26,000

Diluted earnings per share	$4.54	$5.82	$3.02	$11.77	$15.95 - $16.40
Intangible amortization per share	0.45	0.42	0.88	0.83	~1.75
Tax effect of intangible amortization per share	(0.11)	(0.10)	(0.22)	(0.21)	~(0.45)
South American impacts per share	1.45	—	9.07	—	~9.10
Tax effect of South American impacts per share	(0.17)	—	(0.17)	—	~(0.15)
Direct response costs - cyberattack per share	0.84	—	1.47	—	1.70 - 1.80
Tax effects of direct response costs - cyberattack per share	(0.20)	—	(0.34)	—	(0.40) - (0.45)
Adjusted diluted earnings per share	$6.80	$6.14	$13.71	$12.39	$27.50 - $28.00

Additional Information: Total Cyberattack Impacts
Business disruption impacts (a)	$334	$—	$613	$—	$700 - $800
Tax effect of business disruption impacts (a)	(70)	—	(118)	—	(140) - (160)
Business disruption impacts, net of tax (a)	$264	$—	$495	$—	$560 - $640

Business disruption impacts per share (a)	$0.28	$—	$0.53	$—	$0.60 - $0.70

Total cyberattack impacts	$1,110	$—	$1,982	$—	$2,300 - $2,450
Tax effect of total cyberattack impacts	(252)	—	(441)	—	(515) - (560)
Total cyberattack impacts, net of tax	$858	$—	$1,541	$—	$1,785 - $1,890

Total cyberattack impacts per share	$0.92	$—	$1.66	$—	$1.90 - $2.05
(a)Amounts represent reduced revenues during the business disruption period. These amounts are not included within the adjustment to net earnings.

Adjusted Net Margin

	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024
Consolidated revenue	$98,855	$198,651
South American impacts	220	220
Adjusted consolidated revenues	$99,075	$198,871

Net earnings attributable to UnitedHealth Group common shareholders	$4,216	$2,807
South American impacts	1,340	8,426
Tax effect of South American impacts	(157)	(157)
Direct response costs - cyberattack	776	1,369
Tax effect of direct response costs - cyberattack	(182)	(323)
Adjusted net earnings attributable to UnitedHealth Group common shareholders for South American impacts and direct response costs	$5,993	$12,122

Net margin attributable to UnitedHealth Group common shareholders	4.3%	1.4%
Adjusted net margin attributable to UnitedHealth Group common shareholders for South American impacts and direct response costs	6.0%	6.1%
Adjusted Medical Care Ratio

Projected Year Ended December 31, 2024
Medical care ratio	84.3% +/- 50 bps
Impact of direct response costs and South American impacts	~(0.3)%
Adjusted medical care ratio	84.0% +/- 50 bps